Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Investors: Kristen M. Stewart, CFA, SVP, Strategy & Investor Relations - 201-847-5378
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD ANNOUNCES THIRD FISCAL QUARTER RESULTS; STRONG BASE GROWTH DRIVES BETTER PERFORMANCE IN QUARTER AND HIGHER GUIDANCE FOR FISCAL 2021

•Third fiscal quarter revenues of $4.9 billion grew 26.9% on a reported basis. On a currency-neutral basis, revenues increased 22.0%.
•BD’s COVID-19 testing revenues were $300 million, including BD Veritor™ Plus System revenues of $212 million.
•Third fiscal quarter GAAP diluted earnings per share (EPS) increased 77.3% year-over-year to $1.72.
•Adjusted diluted EPS increased 24.5% year-over-year to $2.74.
•Citing the base business momentum, BD raised its fiscal 2021 revenue growth and adjusted EPS guidance ranges.

Franklin Lakes, NJ (August 5, 2021) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.9 billion for the third fiscal quarter ended June 30, 2021. This represents a year-over-year increase of 26.9% on a reported basis and 22.0% on a currency-neutral basis. The increase is primarily driven by the strong base business performance as overall healthcare utilization levels continued to recover from the initial impact of COVID-19.

“Our strong third quarter results reflect continued momentum across our base business,” said Tom Polen, Chairman, CEO and President of BD. “Solid execution by our teams has strengthened our foundation, while increased investment in R&D and tuck-in M&A are enhancing our innovation pipeline. We look forward to updating you on our innovation-driven BD 2025 strategy, which leverages our core strengths and market leadership positions to deliver long-term growth and value for all stakeholders at our Investor Day on November 12.”

Third Fiscal Quarter 2021 Operating Results
As reported, diluted EPS for the third fiscal quarter were $1.72, compared with $0.97 in the prior-year period, which represents an increase of 77.3%. Adjusted diluted EPS were $2.74, compared with $2.20 in the prior-year period, which represents an increase of 24.5%, or 25.9% on a currency-neutral basis.

Segment Results
Third fiscal quarter revenue growth across the segments was primarily driven by strong base business performances as overall healthcare utilization levels continued to recover from the initial impact of COVID-19.

BD Medical revenues for the third fiscal quarter of $2.4 billion increased 11.9% over the prior-year period on a reported basis and 7.7% on a currency-neutral basis. BD Medical revenues reflect growth in the Medication Delivery Solutions, Pharmaceutical Systems and Diabetes Care units, which was partially offset by an expected decline in the Medication Management Solutions unit. Medication Delivery Solutions revenue growth reflects strong demand in the U.S. for catheters and vascular care products, as well as strong global demand for syringes resulting from COVID-19 vaccination efforts. In Medication Management Solutions, revenue growth in dispensing was more than offset by the expected decline in infusion solutions sales due to a global surge in demand for infusion pumps in the prior period driven by the COVID-19 pandemic. Diabetes Care revenue growth benefited from an easy comparison to the prior year, the timing of revenues, and slightly better than expected market demand. Pharmaceutical Systems revenues reflect continued strong demand for prefillable products.

BD Life Sciences revenues for the third fiscal quarter of $1.4 billion, increased 50.7% over the prior-year period on a reported basis, and 43.4% on a currency-neutral basis. Integrated Diagnostic Solutions (IDS) revenue growth included $300 million in sales related to COVID-19 diagnostic testing on the BD VeritorTM Plus and BD MaxTM Systems versus $98 million in the prior year. IDS revenue growth reflects a continued recovery in demand for specimen management products and microbiology. Biosciences revenue growth reflects continued strong demand for instruments and research reagents.

BD Interventional revenues for the third fiscal quarter of $1.1 billion increased 38.4% over the prior-year period on a reported basis and 34.6% on a currency-neutral basis with growth in all three business units. Performance in Surgery and Peripheral Intervention reflects a continued recovery in elective volumes versus the prior-year period. Urology and Critical Care growth was driven by continued strong demand for acute urology products and the unit's targeted temperature management portfolio.

Geographic Results
U.S. revenues of $2.6 billion increased 21.5% over the prior-year period. Revenues outside of the U.S. of $2.3 billion increased 33.5% over the prior-year period on a reported basis and 22.6% on a currency-neutral basis.

Capital Allocation
BD is committed to a balanced capital allocation strategy that includes both organic investments and tuck-in acquisitions, a competitive dividend, and share repurchases, while maintaining full investment grade credit ratings.

During the third quarter of fiscal year 2021, BD repurchased approximately 4.1 million shares at a total cost of $1.0 billion, or an average cost of approximately $242 per share.

Recent Business Highlights
BD continues to advance an innovation-driven growth strategy. Highlights include:
•In late July, BD announced the remediation for the February 4, 2020 BD Alaris™ System recall through a new version of software, software version 12.1.2 and associated ancillary software, to remediate the affected software; however, this software update has not been reviewed or cleared by the FDA. Customers can begin scheduling remediation immediately at no cost.
•BD hit a milestone for orders totaling 2 billion injection devices in support of global COVID-19 vaccination efforts, now supplying more than 40 countries for pandemic vaccination campaigns.
•BD announced an industry-first CE marked assay for HPV Screening from at-home self-collected vaginal samples.
•The company announced plans to build a new €165 million manufacturing facility in Zaragoza, Spain to support ongoing strong growth of its pre-filled drug delivery business.
•BD launched an industry first ready-to-use iodine-based surgical irrigation system.
•The company leveraged artificial intelligence to transform microbiology urine testing.
•BD advanced its leadership in cybersecurity preparedness and transparency, becoming the first medical technology company authorized as a Common Vulnerability and Exposures (CVE®) Numbering Authority.
•BD announces expanded 510(k) clearance for its at-home system for ascites. BD's PeritX™ Peritoneal Catheter System is the first and only at-home system indicated for malignant and non-malignant ascites drainage in the United States.
•The company launched a reimagined digital marketplace for flow cytometry. The new online portal effectively aggregates, customizes and streamlines purchasing of essential reagents to accelerate bold research and clinical innovation.

Recent Tuck-In Acquisition Strategy Highlights

•BD announced the acquisition of Velano Vascular, adding an innovative needle-free blood draw technology to reduce pain and discomfort of multiple needlesticks. Through the acquisition of Velano Vascular, BD has taken a large step forward in transforming the patient experience through a vision of a "One-Stick Hospital Stay."
•BD announced the acquisition of Tepha, Inc. Tepha's proprietary resorbable polymer technology platform has the additional innovation potential to accelerate the growth of BD's surgical mesh portfolio and drive the company into potential new areas within soft tissue repair, reconstruction and regeneration. We believe the acquisition of Tepha also provides strategic vertical integration of an important supply chain component for BD's existing Phasix™ Mesh products.
•BD acquired ZebraSci, a pharmaceutical services company that expands BD's Pharmaceutical Systems business beyond injectable device design and manufacturing to include best-in-class testing for drug-device combination products.

Recent Environmental, Social and Governance Highlights
As a purpose-driven company working to create positive societal impact, BD has a long-standing commitment to Advancing the World of Health by expanding access to quality health care and supporting healthy and resilient communities throughout the world. We view sustainability as a portfolio of complementary initiatives and actions that help us achieve our long-term goals.
•BD highlighted its five-year environmental, social and governance (ESG) achievements in its 2020 Sustainability Report, setting the foundation for the company's 2030+ strategy. For further information, visit https://www.bd.com/en-us/company/sustainability-at-bd.
•BD was named a 2021 DiversityInc Noteworthy Company for the second consecutive year, in recognition of hiring, retaining and promoting women, minorities, people with disabilities, LGBTQ+ and veterans.
•BD was named a Best Place to Work for Disability Inclusion for the third year in a row, earning a score of 90 on the Disability Equality Index® (DEI), the nation’s most comprehensive annual benchmarking tool measuring tangible actions towards disability inclusion and equality.
•As part of the company's Responsible Sourcing program, BD launched its updated Expectations for Suppliers document, which outlines specific standards for suppliers regarding social responsibility, environmental stewardship, ethical practices, human rights and governance.

Assumptions and Outlook for Full Year Fiscal 2021
BD has updated its outlook for fiscal 2021 which reflects numerous assumptions about many factors that could affect its business based on the information management has reviewed as of this date, which includes observations and assumptions regarding the continued impact of the COVID-19 pandemic. The company’s outlook continues to assume no major system-wide hospital restrictions on elective procedures related to the COVID-19 pandemic. However, in recent weeks the company started to see some impact on elective procedures from the COVID-19 delta variant in some states in the U.S. and assumes some continuation of this in its outlook. Management will discuss its outlook and several of its assumptions on its third fiscal quarter earnings call.

The company now expects fiscal year 2021 revenues to grow approximately 16.5% to 17.0% on a reported basis, an increase from the prior guidance of 12% to 14%. Foreign currency is now expected to contribute approximately 250 to 300 basis points to revenue growth, compared to 200 basis points previously. BD now expects fiscal year 2021 currency-neutral revenue growth of about 14.0% versus its prior guidance of 10% to 12%.

The company now expects fiscal year 2021 adjusted diluted EPS to be between $12.85 and $12.95, an increase from the prior guidance of between $12.75 and $12.85. The current adjusted EPS guidance range represents growth of approximately 26% to 27% over fiscal 2020 adjusted diluted EPS of $10.20. The company now expects the impact to adjusted EPS from foreign currency to be negligible, compared to a contribution of approximately 100 basis points previously. The company previously expected adjusted EPS growth of 25% to 26%, or 24% to 25% on a currency-neutral basis.

"We were very pleased to be able to raise our full year 2021 adjusted diluted EPS guidance," said Christopher Reidy, BD's EVP, chief financial officer and chief administrative officer. "The positive momentum of our base business, combined with a lower tax rate, allows us to continue to reinvest while overcoming lower COVID-19 testing profit contribution."

Adjusted diluted EPS for fiscal 2021 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-off related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance.

Conference Call and Presentation Materials

A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors at 8:00 a.m. (ET) Thursday, August 5, 2021. The accompanying slides will be available on BD’s website, www.bd.com/investors at 6:00 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-855-859-2056 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, August 12, 2021, confirmation number 9447085.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments, integration and restructuring costs, spin-off related charges, certain transaction gains, certain legal defense and product remediation costs, certain regulatory costs, certain asset impairments, the impact of the extinguishment of debt and the dilutive impact of shares issued in May 2020.

We also provide these measures, as well as revenues, on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share and capital deployment. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the impact of the COVID-19 pandemic on our business (including decreases in the demand for our products, any disruptions to our operations and our supply chain, and factors such as vaccine availability and utilization and increased competition that could impact the demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials, labor shortages or increased labor costs and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our supply chain, manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission); and the issuance of new or revised accounting standards. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding the impact of the COVID-19 pandemic on BD and its results of operations and financial conditions. If any of these assumptions, including the impact of the COVID-19 pandemic are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2021	2020	% Change
REVENUES	$4,890	$3,855	26.9

Cost of products sold	2,729	2,195	24.3
Selling and administrative expense	1,237	980	26.2
Research and development expense	344	262	31.2
Acquisitions and other restructurings	24	74	(67.5)
Other operating income, net	(72)	(15)	(382.1)
TOTAL OPERATING COSTS AND EXPENSES	4,262	3,497	21.9
OPERATING INCOME	628	358	75.5

Interest expense	(115)	(135)	(14.7)
Interest income	2	2	9.9
Other (expense) income, net	(1)	23	(104.2)
INCOME BEFORE INCOME TAXES	514	248	107.6
Income tax benefit	(11)	(38)	71.7
NET INCOME	525	286	83.7
Preferred stock dividends	(23)	(9)	164.7
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$502	$277	81.2

EARNINGS PER SHARE
Basic Earnings per Share	$1.73	$0.98	76.5
Diluted Earnings per Share	$1.72	$0.97	77.3

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,522	282,385
Diluted	291,897	285,148

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2021	2020	% Change
REVENUES	$15,113	$12,333	22.5

Cost of products sold	7,973	6,962	14.5
Selling and administrative expense	3,535	3,126	13.1
Research and development expense	952	797	19.5
Acquisitions and other restructurings	126	235	(46.3)
Other operating expense (income), net	224	(15)	1,598.8
TOTAL OPERATING COSTS AND EXPENSES	12,809	11,104	15.4
OPERATING INCOME	2,304	1,229	87.4

Interest expense	(358)	(405)	(11.7)
Interest income	7	5	28.1
Other income, net	23	12	91.7
INCOME BEFORE INCOME TAXES	1,976	842	134.8
Income tax provision	149	96	55.8
NET INCOME	1,827	746	144.9
Preferred stock dividends	(68)	(84)	(19.9)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,760	$662	165.9

EARNINGS PER SHARE
Basic Earnings per Share	$6.06	$2.41	151.5
Diluted Earnings per Share	$6.00	$2.38	152.1

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	290,401	275,152
Diluted	293,094	278,563

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2021	September 30, 2020
	(Unaudited)
ASSETS
Cash and equivalents	$3,153	$2,825
Restricted cash	128	92
Short-term investments	24	20
Trade receivables, net	2,078	2,398
Inventories	2,947	2,743
Prepaid expenses and other	1,207	891
TOTAL CURRENT ASSETS	9,538	8,969
Property, plant and equipment, net	6,164	5,923
Goodwill and other intangibles, net	36,811	37,433
Other Assets	1,821	1,687
TOTAL ASSETS	$54,333	$54,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$2,033	$707
Other current liabilities	5,716	5,129
Long-term debt	15,700	17,224
Long-term employee benefit obligations	1,421	1,435
Deferred income taxes and other liabilities	5,329	5,753
Shareholders’ equity	24,135	23,765
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,333	$54,012

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)

	Nine Months Ended June 30,
	2021	2020
	(Unaudited)
OPERATING ACTIVITIES
Net income	$1,827	$746
Depreciation and amortization	1,681	1,601
Change in operating assets and liabilities and other, net	188	(289)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,696	2,058
INVESTING ACTIVITIES
Capital expenditures	(766)	(597)
Acquisitions, net of cash acquired	(283)	(139)
Other, net	(137)	(169)
NET CASH USED FOR INVESTING ACTIVITIES	(1,186)	(905)
FINANCING ACTIVITIES
Change in credit facility borrowings	—	(485)
Proceeds from long-term debt and term loans	1,715	3,389
Payments of debt and term loans	(1,999)	(3,711)
Proceeds from issuance of equity securities	—	2,917
Repurchases of common stock	(1,000)	—
Dividends paid	(789)	(773)
Other, net	(91)	(106)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(2,164)	1,230
Effect of exchange rate changes on cash and equivalents and restricted cash	18	(9)
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	365	2,374
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,917	590
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$3,282	$2,964

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2021	2020	% Change
BD MEDICAL
Medication Delivery Solutions	$560	$412	35.9
Medication Management Solutions	459	500	(8.3)
Diabetes Care	152	136	11.4
Pharmaceutical Systems	112	113	(0.6)
TOTAL	$1,283	$1,161	10.5

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$435	$344	26.6
Biosciences	124	93	33.7
TOTAL	$559	$436	28.1

BD INTERVENTIONAL
Surgery	$267	$154	73.9
Peripheral Intervention	238	174	36.7
Urology and Critical Care	227	194	17.0
TOTAL	$732	$522	40.4

TOTAL UNITED STATES	$2,574	$2,119	21.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$447	$369	$40	21.2	10.4
Medication Management Solutions	139	177	15	(21.8)	(30.0)
Diabetes Care	143	123	11	15.5	6.2
Pharmaceutical Systems	364	291	24	25.1	16.8
TOTAL	$1,092	$960	$90	13.7	4.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$682	$370	$55	84.2	69.2
Biosciences	192	145	14	33.1	23.1
TOTAL	$874	$515	$70	69.8	56.3

BD INTERVENTIONAL
Surgery	$69	$43	$6	60.0	45.6
Peripheral Intervention	198	143	17	37.9	25.8
Urology and Critical Care	83	74	7	13.2	4.3
TOTAL	$350	$260	$30	34.5	23.0

TOTAL INTERNATIONAL	$2,316	$1,735	$190	33.5	22.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,007	$781	$40	28.9	23.9
Medication Management Solutions	597	677	15	(11.8)	(14.0)
Diabetes Care	294	260	11	13.4	8.9
Pharmaceutical Systems	476	403	24	17.9	11.9
TOTAL	$2,375	$2,122	$90	11.9	7.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,117	$714	$55	56.4	48.7
Biosciences	316	237	14	33.3	27.3
TOTAL	$1,433	$951	$70	50.7	43.4

BD INTERVENTIONAL
Surgery	$336	$197	$6	70.9	67.7
Peripheral Intervention	436	318	17	37.2	31.8
Urology and Critical Care	310	268	7	16.0	13.5
TOTAL	$1,082	$782	$30	38.4	34.6

TOTAL REVENUES	$4,890	$3,855	$190	26.9	22.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2021	2020	% Change
BD MEDICAL
Medication Delivery Solutions	$1,659	$1,450	14.4
Medication Management Solutions	1,376	1,412	(2.5)
Diabetes Care	450	417	7.9
Pharmaceutical Systems	292	287	1.6
TOTAL	$3,777	$3,566	5.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,904	$1,143	66.5
Biosciences	365	353	3.5
TOTAL	$2,269	$1,496	51.7

BD INTERVENTIONAL
Surgery	$757	$659	14.8
Peripheral Intervention	692	641	8.0
Urology and Critical Care	672	603	11.4
TOTAL	$2,120	$1,903	11.4

TOTAL UNITED STATES	$8,166	$6,964	17.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,355	$1,183	$67	14.5	8.8
Medication Management Solutions	417	408	30	2.1	(5.2)
Diabetes Care	414	389	20	6.2	1.1
Pharmaceutical Systems	985	815	59	20.8	13.6
TOTAL	$3,170	$2,797	$176	13.4	7.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,141	$1,204	$117	77.8	68.2
Biosciences	588	487	31	20.8	14.4
TOTAL	$2,729	$1,691	$148	61.4	52.7

BD INTERVENTIONAL
Surgery	$203	$176	$12	15.8	9.0
Peripheral Intervention	590	471	37	25.2	17.3
Urology and Critical Care	255	235	14	8.4	2.4
TOTAL	$1,047	$881	$63	18.9	11.7

TOTAL INTERNATIONAL	$6,947	$5,369	$387	29.4	22.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$3,014	$2,634	$67	14.4	11.9
Medication Management Solutions	1,793	1,820	30	(1.5)	(3.1)
Diabetes Care	863	806	20	7.1	4.6
Pharmaceutical Systems	1,277	1,102	59	15.8	10.5
TOTAL	$6,947	$6,362	$176	9.2	6.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$4,045	$2,347	$117	72.3	67.4
Biosciences	953	840	31	13.5	9.8
TOTAL	$4,998	$3,187	$148	56.8	52.2

BD INTERVENTIONAL
Surgery	$960	$835	$12	15.0	13.6
Peripheral Intervention	1,282	1,112	37	15.3	11.9
Urology and Critical Care	926	837	14	10.6	8.9
TOTAL	$3,168	$2,784	$63	13.8	11.5

TOTAL REVENUES	$15,113	$12,333	$387	22.5	19.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2021	2020	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.72	$0.97	$0.75	$(0.04)	$0.79	77.3%	81.4%
Purchase accounting adjustments ($355 million and $325 million pre-tax, respectively) (1)	1.22	1.14		0.01
Integration costs ($27 million and $46 million pre-tax, respectively) (2)	0.09	0.16		—
Restructuring costs ($(3) million and $28 million pre-tax, respectively) (2)	(0.01)	0.10		—
Separation and related costs ($16 million pre-tax) (3)	0.05	—		—
Transaction gain/loss, product and other litigation-related matters ($(70) million and $(10) million pre-tax, respectively) (4)	(0.24)	(0.03)		—
European regulatory initiative-related costs ($32 million and $33 million pre-tax, respectively) (5)	0.11	0.12		—
Impacts of debt extinguishment ($6 million pre-tax)	—	0.02		—
Dilutive Impact (6)	—	(0.02)		—
Income tax benefit of special items ($(61) million and $(72) million, respectively)	(0.21)	(0.25)		—
Adjusted Diluted Earnings per Share	$2.74	$2.20	$0.54	$(0.03)	$0.57	24.5%	25.9%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating income, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)The 2021 amount includes a gain of $88 million on a sale-leaseback transaction which was recorded to Other operating income, net. The amount in 2020 includes an adjustment of $(18) million recorded to Cost of products sold related to the estimate of future product remediation costs and also includes costs related to another product matter which was recorded in Other (expense) income, net.
(5)Represents costs required to develop processes and systems to comply with regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").
(6)Represents the dilutive impact of BD shares issued in May 2020. The adjusted diluted average shares outstanding (in thousands) in 2020 were 291,476.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2021	2020	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$6.00	$2.38	$3.62	$(0.03)	$3.65	152.1%	153.4%
Purchase accounting adjustments ($1.056 billion and $1.012 billion pre-tax, respectively) (1)	3.60	3.63		0.01
Integration costs ($94 million and $165 million pre-tax, respectively) (2)	0.32	0.59		—
Restructuring costs ($33 million and $69 million pre-tax, respectively) (2)	0.11	0.25		—
Separation and related costs ($16 million pre-tax) (3)	0.05	—		—
Transaction gain/loss, product and other litigation-related matters ($258 million and $248 million pre-tax, respectively) (4)	0.88	0.89		—
European regulatory initiative-related costs ($92 million and $77 million pre-tax, respectively) (5)	0.31	0.28		—
Investment gains/losses and asset impairments ($41 million pre-tax) (6)	—	0.15		—
Impacts of debt extinguishment ($30 million and $6 million pre-tax, respectively)	0.10	0.02		—
Income tax benefit of special items ($(265) million and $(218) million, respectively)	(0.90)	(0.78)		—
Adjusted Diluted Earnings per Share	$10.48	$7.41	$3.07	$(0.02)	$3.09	41.4%	41.7%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)The 2021 amount includes a gain of $88 million on a sale-leaseback transaction, as well as charges to record product liability reserves, including related legal defense costs, of $296 million. The product liability-related charges and sale-leaseback gain were recorded to Other operating expense (income), net. The amounts in 2021 and 2020 include charges of $37 million and $240 million, respectively, recorded to Cost of products sold related to the estimate of future product remediation costs. The amount in 2020 also includes costs related to another product matter which were recorded in Other income, net.
(5)Represents costs required to develop processes and systems to comply with regulations such as the EUMDR and GDPR.
(6)The prior-period amount primarily represents a charge recorded to write down the carrying value of certain intangible assets in the Biosciences unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2021 OUTLOOK RECONCILIATION

	FY2020	FY2021 Outlook (year-over-year % change)
	Actual Revenues	Reported % Change	Foreign Currency (FX) Impact	Foreign Currency Neutral % Change
BDX Revenues ($ in millions)	$17,117	+16.5% to +17.0%	~ +2.5% to + 3.0%	~ +14.0%

		FY2021 Outlook
	Full Year FY2020	Full Year FY2021 Outlook	% Change (Y/Y)
Reported Diluted Earnings per Share	$2.71
Purchase accounting adjustments ($1.356 billion pre-tax) (1)	4.80
Restructuring costs ($95 million pre-tax) (2)	0.33
Integration costs ($214 million pre-tax) (2)	0.76
Transaction gain/loss and product-related matters ($631 million pre-tax) (3)	2.24
European regulatory initiative-related costs ($106 million pre-tax) (4)	0.38
Investment gains/losses and asset impairments ($100 million pre-tax) (5)	0.35
Impacts of debt extinguishment ($8 million pre-tax)	0.03
Income tax benefit of special items ($(395) million)	(1.40)
Adjusted Diluted Earnings per Share	$10.20	$12.85 to $12.95	~ +26.0% to +27.0%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents restructuring and integration costs associated with acquisitions, as well as restructuring costs associated with simplification and other cost saving initiatives.
(3)Includes amounts recorded to Other operating (income) expense, net to record product liability reserves, including related legal defense costs, of $378 million. Also includes a $244 million charge recorded to Cost of products sold related to the estimate of probable future product remediation costs.
(4)Represents costs required to develop processes and systems to comply with regulations such as the EUMDR and GDPR.
(5)Includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets.